SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 21, 2012 (September 19, 2012)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company’s annual stockholder meeting on September 19, 2012, stockholders elected directors of the Company to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.  Stockholders also ratified the selection of BDO USA LLP as the Company’s independent registered certified accountants to audit the Company’s financial statements as of and for the year ending December 31, 2012, and approved amendments to the 1999 Stock Option Plan and to the 2008 Stock Incentive Plan to allow for a cashless exercise option for each plan.  A tabulation of the matters voted on at this annual stockholder meeting is set forth below.

Proposal #1:– Election of Directors	Kathy L. Davis	Barbara D. DeBuono	Peter Kissinger	Dr. Gary Meller	Lawrence A. Siebert
For	1,368,841	1,382,865	1,383,365	1,383,365	1,382,028
Withheld/Against	19,672	5,648	5,148	5,148	6,485
Broker non-votes	6,608,342	6,608,342	6,608,342	6,608,342	6,608,342

Proposal	Ratifying BDO USA LLP as the Company’s Independent Auditors for the year ending December 31, 2012	Approve Amendment to the 1999 Stock Option Plan	Approve Amendment to the 2008 Stock Incentive Plan	Vote to Adjourn Or Postpone the meeting	Vote on Other Business
For	6,482,372	1,353,582	1,334,987	5,973,138	5,998,654
Withheld/Against	184,777	34,894	53,489	694,008	668,492
Abstain	-	-	-	-	-
Broker non-votes	1,329,706	6,608,379	6,608,379	1,329,709	1,329,709

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 21, 2012                                                             Chembio Diagnostics, Inc.

By:    /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer